Consent of Deloitte & Touche LLP,
                 Central's Independent Auditors
                          Exhibit 23.5


Independent Auditor's Consent


Board of Directors
Central Bancorporation
Wenatchee, Washington

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of InterWest Bancorp, Inc. on Form S-4 of our report dated January 19, 1996, for Central Bancorporation and subsidiaries, appearing in the Annual Report on Form 10-KSB of Central Bancorporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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April 25, 1996
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